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                                                                      EXHIBIT 21



                             TECH DATA CORPORATION
                        SUBSIDIARIES OF THE REGISTRANT


        Name of Subsidiary                      Percentage    Jurisdiction of
                                                   Owned       Incorporation
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Tech Data Germany Holding GmbH (1)                 100%           Germany
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Tech Data Germany AG (2)                        99.997%           Germany
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Tech Data Worldwide Partner, Inc. (3)              100%           Florida
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Tech Data Canada Inc. (4)                          100%           Canada
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Tech Data International Finance Holding, Inc. (5)  100%           Delaware
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Tech Data Latin America, Inc. (6)                  100%           Florida
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Tech Data France Holding SAS (7)                   100%           France
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Tech Data Product Management, Inc. (8)             100%           Florida
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Tech Data Education, Inc. (9)                      100%           Florida
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Tech Data Finance SPV, Inc.                        100%           Delaware
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Tech Data Tennessee, Inc.                          100%           Florida
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Tech Data Florida Services, Inc.                   100%           Florida
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Tech Data International, Inc.                      100%           Barbados
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Tech Data Currency Management, Inc.                100%           Florida
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__________________
(1) Owns directly 5 subsidiaries operating in various international jurisdictions, including Tech Data Germany AG.
(2) Owns directly or indirectly 43 subsidiaries operating in various international jurisdictions.
(3) Owns directly or indirectly 4 subsidiaries operating in various international jurisdictions.
(4) Owns directly or indirectly 4 subsidiaries operating in various international jurisdictions.
(5) Owns directly or indirectly 5 subsidiaries operating in various international jurisdictions.
(6) Owns directly or indirectly 2 subsidiaries operating in various international jurisdictions.
(7) Owns directly or indirectly 2 subsidiaries operating in various international jurisdictions.
(8)  Owns directly 1 subsidiary operating in the state of Texas.
(9)  Owns directly 1 subsidiary operating in the state of Florida.